SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 16, 2003

Gables Residential Trust

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12590 (Commission File Number)	58-2077868 (I.R.S. Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton, FL 33431
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(561) 997-9700

Item 5.            Other Events.

            On October 16, 2003, Gables Residential Trust (the “Company”) issued a press release, and on October 17, 2003, Gables Realty Limited Partnership, the entity through which the Company conducts substantially all of its business (the “Partnership”), mailed notice that it will redeem each of its 2,000,000 outstanding 8.625% Series B Preferred Units (the “Series B Preferred Units”) on November 17, 2003 (the “Redemption Date”) at a price of $25.00 per unit, plus $0.36536458 in accrued and unpaid distributions as of the Redemption Date, for a  total redemption price of $25.36536458 per Series B Preferred Unit.  For further information concerning the redemption, see the press release and the Notice of Redemption to the holders of the Series B Preferred Units which are filed as exhibits to this report.

Item 7.             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)        Exhibits:

Exhibit No.                               Description

99.1     Press Release of the Company, dated October 16, 2003.

99.2     Notice of Redemption, dated October 17, 2003 (incorporated by reference to Exhibit 99.2 of the Partnership’s Current Report on Form 8-K filed October 17, 2003).

99.3     Form of Notice of Presentment and Surrender of Series B Preferred Units and Instructions for Payment (incorporated by reference to Exhibit 99.3 of the Partnership’s Current Report on Form 8-K filed October 17, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 17, 2003

GABLES RESIDENTIAL TRUST

By:       /s/ Marvin R. Banks, Jr.
           Marvin R. Banks, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                               Description

99.1     Press Release of the Company, dated October 16, 2003.

99.2     Notice of Redemption, dated October 17, 2003 (incorporated by reference to Exhibit 99.2 of the Partnership’s Current Report on Form 8-K filed October 17, 2003).

99.3     Form of Notice of Presentment and Surrender of Series B Preferred Units and Instructions for Payment (incorporated by reference to Exhibit 99.3 of the Partnership’s Current Report on Form 8-K filed October 17, 2003).